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                             OCC ACCUMULATION TRUST
                             OCC CASH RESERVES, INC.

                                 CODE OF ETHICS

                             EFFECTIVE JUNE 1, 2000

================================================================================

                                  INTRODUCTION

                                 FIDUCIARY DUTY

      This Code of Ethics is based on the principle that you, as a trustee or officer of OCC Accumulation Trust and/or OCC Cash Reserves, Inc. (the TRUST), owe a fiduciary duty to the shareholders (the SHAREHOLDERS) of the funds of the Trust (the FUNDS). Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Shareholders.

      At all times, you must:

      1. PLACE THE INTERESTS OF OUR SHAREHOLDERS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Shareholders. You may not cause a Fund to take action, or not to take action, for your personal benefit rather than the benefit of the Shareholders. For example, you would violate this Code if you caused a Fund to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for a Fund without first considering the Security as an investment for the Fund.

      2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE. The Trust encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL SECURITIES TRANSACTIONS. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading.

      3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Trust directly or on behalf of a Fund, Shareholder or affiliate could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

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                                   APPLICATION

      Certain of the officers and Trustees of the Trust are officers of Oppenheimer Capital, OpCap Advisors, OCC Distributors, Pacific Investment Management Company and PIMCO Advisors L.P. OpCap Advisors or one of its affiliates (the "Affiliates") reviews and determines investment policies for each Fund and manages the day-to-day investment affairs of the Funds, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. The Affiliates each have their own Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). Each of those Codes of Ethics has been or will be approved by the Trustees of the Trust, including a majority of the independent Trustees. Any Trustee or officer of the Trust or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of one of the Affiliates and who complies with such Code, shall not be subject to the provisions of this Code.


                                   APPENDICES

      The following appendices are attached to this Code and are a part of this
Code:

        I.  Form for Preclearance of Securities transactions.

       II.  Form for Initial and Annual Report of Personal Securities holdings.

      III. Form for report of Personal Securities Transactions/Brokerage Accounts Report.

       IV.  Form for Acknowledgment of Receipt of this Code.

        V.  Form for Annual Certification of Compliance with this Code.

       VI.  Definitions.


                                    QUESTIONS

      Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Joseph DiBartolo and Frank Poli. The COMPLIANCE COMMITTEE is comprised of the Compliance Officers and Elliot Weiss.

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                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

      You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under PRECLEARANCE PROCEDURES.

      SECURITIES

      The following are SECURITIES:

      Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

      The following are not SECURITIES:

      Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

      PURCHASE OR SALE OF A SECURITY

      The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

      EXEMPT SECURITIES

      The following are EXEMPT SECURITIES:

      1.    Direct obligations of the Government of the United States.

      2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

      3.    Shares of registered open-end investment companies.

      BENEFICIAL OWNERSHIP

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      The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

      You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect PECUNIARY INTEREST in the Securities.

      You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

      The following are examples of an indirect Pecuniary Interest in
Securities:

      1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

            Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

      2. Your interest as a general partner in Securities held by a general or limited partnership.

      3. Your interest as a manager-member in the Securities held by a limited liability company.

      You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

      The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

      1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

      2.    Your ownership of a vested beneficial interest in a trust.

      3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

      EXEMPT TRANSACTIONS

      The following are EXEMPT TRANSACTIONS:

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      1.    Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

      2.    Purchases of Securities under dividend reinvestment plans.

      3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

      4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

      5. Subject to the restrictions on participation in private placements set forth below under PRIVATE PLACEMENTS, acquisitions or dispositions of Securities of a PRIVATE ISSUER. A PRIVATE ISSUER is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

      6. Any transaction in Securities (other than Exempt Securities) by a Trustee of the Trust who is not an "interested person" (see Appendix
            VI) of the Trust within the meaning of Section 2(a)19 of the Act, so long as the Trustee did not know and, in the ordinary course of fulfilling his or her official duties as a Trustee, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund.

      7. Transactions in Securities traded within the preceding fifteen days for a Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the Trustee or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

      8. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under REPORTING.

      9. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the

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            provisions of this Code except the provisions set forth below under
            REPORTING.

      ADDITIONAL EXEMPT TRANSACTIONS

      The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

      10. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

      11. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

      12. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by QUALIFIED FOREIGN GOVERNMENTS.

            A QUALIFIED FOREIGN GOVERNMENT is a national government of a developed foreign country with outstanding fixed-income securities in excess of $50 billion.

      13. Purchases or sales of up to 2,000 shares per day, per issuer, of LARGE-CAP ISSUERS.

            A LARGE-CAP ISSUER is an issuer with a total market capitalization in excess of $1 billion and an average daily trading volume during the preceding three calendar months, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

            Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security was issued by a large-cap issuer, contact a Compliance Officer.

      14. Purchases or sales of up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

      15. Purchases or sales of exchange-traded options on broadly based indices and units and/or exchange-traded trusts representing a group, or a basket, of Securities (e.g., HHH, QQQ, SPY).

      16. Any purchase or sales of shares of registered closed-end investment companies other than Municipal Advantage Fund and PIMCO Commercial Mortgage Trust Inc.

      17. If you are not an "Investment Person", as defined in Appendix VI, short sales of any Securities otherwise permitted hereunder or puts, calls, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

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                                     CAUTION

      The qualified foreign governments, large-cap issuers and broadly-based indices that are exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

      CIRCUMSTANCES REQUIRING PRECLEARANCE

      If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth below under PRECLEARANCE PROCEDURES.

      The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under PRECLEARANCE PROCEDURES.

      PRECLEARANCE PROCEDURES

      If a Securities transaction requires preclearance:

      1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of a Fund in the same Security of an equivalent Security of if you knew or should have known that a Fund would be trading in that security or an equivalent Security on the same day.

            An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

      2. The Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which a Fund trades in the same Security, or an equivalent Security; except that you may, if you preclear the transaction, (i) trade same way to a Fund after its trading is completed or (ii) trade opposite way to a Fund before its trading is commenced.

            If you preclear a Securities transaction and trade same way to a Fund before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Fund would be trading in that Security or an equivalent Security within seven days after your trade.

      3. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale

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            complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix I.


                            INITIAL PUBLIC OFFERINGS

      If you are an Investment Person of the Trust, its investment adviser or any sub-adviser, you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of a Compliance Officer.

      For the purposes hereof, "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.


                               PRIVATE PLACEMENTS

      If you are an Investment Person of the Trust, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Funds, and that the opportunity to invest has not been offered to you by virtue of your position.

      For the purposes hereof, "Private Placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

      If you have acquired Beneficial Ownership of Securities in a Private Placement, you must DISCLOSE your investment when you play a part in any consideration of an investment by a Fund in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.


                           SHORT-TERM TRADING PROFITS

      If you are an Investment Person of the Trust, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

      You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.


                                    REPORTING

      USE OF BROKER-DEALERS

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      Unless you are an independent Trustee, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

      REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS

      Unless you are an independent Trustee, you must report your brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix III) to a Compliance Officer hereunder, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

      The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix III. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Accounts Report within 10 days of the end of each calendar quarter.




      INITIAL AND ANNUAL REPORTS

      Unless you are an independent Trustee, the Trust, the investment adviser, any sub-adviser or the principal underwriter of the Trust, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an Access Person, and annually thereafter. The form for this purpose is attached to this Code as Appendix II.

      INDEPENDENT TRUSTEES

      If you are an independent Trustee (as defined in Appendix VI), you do not need to provide the initial, periodic and annual reports described above but you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund. The report must be provided to a Compliance Officer hereunder within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

      As of the effective date of this Code, the independent Trustees are Thomas W. Courtney, Lacy B. Hermann, V. Lee Barnes, Paul Y. Clinton, and Theodore T. Mason.

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      DISCLAIMER

      Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.


                                FIDUCIARY DUTIES

                                      GIFTS

      You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Trust directly or on behalf of a Fund or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

                              SERVICE AS A DIRECTOR

      Unless you are an independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of the Funds. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those portfolio employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.


                                   COMPLIANCE

                             CERTIFICATE OF RECEIPT

      You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix IV.

                            CERTIFICATE OF COMPLIANCE

      Unless you are an independent Trustee, you are required to certify upon commencement of your election as an officer and/or Trustee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

                                REMEDIAL ACTIONS

      If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

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                               REPORTS TO TRUSTEES

      REPORTS OF MATERIAL REMEDIAL ACTION

      The Trustees of the Trust will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a MATERIAL REMEDIAL ACTION will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

      ANNUAL REPORTS

      Management of the Trust, the investment adviser, each sub-adviser, and the principal underwriter of the Trust will report in writing annually to the Trustees of the Trust with regard to efforts to ensure compliance by the officers and employees of OpCap Advisors with their fiduciary obligations to advisory clients.


      The annual report will, at a minimum:

      1. Describe any issues arising under the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

      2. Certify that the Trust, investment adviser, each sub-adviser, or principal underwriter, as the case may be, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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                                                                      APPENDIX I
                             OCC ACCUMULATION TRUST
                             OCC CASH RESERVES, INC.

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

================================================================================

(1)   Name of employee requesting authorization:
                                                     ---------------------------

(2)   If different from #1, name of the account
      where the trade will occur:
                                                     ---------------------------

(3)   Relationship of (2) to (1):
                                                     ---------------------------

(4)   Name of firm at which the account is held:
                                                     ---------------------------

(5)   Name of Security and call symbol:
                                                     ---------------------------

(6)   Maximum number of shares or units to be
      purchased or sold or amount of bond:
                                                 -------------------------

(7)   Check those that are applicable:

___ PURCHASE   ___ SALE   ___ MARKET ORDER   ___ LIMIT ORDER
                                                 (PRICE OF LIMIT ORDER: _____)


If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                     COLUMN I        COLUMN II
                                                     --------        ---------
(8)   Do you possess material nonpublic
      information regarding the security or
      the issuer of the security?(1)                  ___ Yes          ___ No

(9)   To your knowledge, are the securities or
      "equivalent securities" subject to a pending
      buy or sell order by any Fund?                  ___ Yes          ___ No





------------------------------
(1) Please note that employees and Trustees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

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                                                     COLUMN I        COLUMN II
                                                     --------        ---------
(10)  To your knowledge, are there any
      outstanding purchase or sell orders
      for this security or any equivalent
      security by any Fund?                           ___ Yes          ___ No

(11)  To your knowledge, are the securities
      or equivalent securities being considered
      for purchase or sale by one or more Funds?      ___ Yes          ___ No


(12)  If you are an investment person, are the
      securities being acquired in an initial
      public offering?(2)                             ___ Yes          ___ No

(13)  If you are an investment person, are the
      securities being acquired in a private
      placement?(2)                                   ___ Yes          ___ No

(14)  Has any Fund you manage purchased or sold
      these securities or equivalent securities
      within the past seven calendar days or do
      you expect the Fund to purchase or sell
      these securities or equivalent securities
      within seven calendar days of your
      purchase or sale?                               ___ Yes          ___ No


I have read the Code of Ethics for the Trust dated June 1, 2000, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

      ------------------------------------------
                                                     Employee Signature

      ------------------------------------------
                                                     Print Name

      ------------------------------------------
                                                     Date Submitted


Authorized by:
                  -------------------------

Date:
                  -------------------------


--------------------------
(2) Please see a Compliance Officer if you are not sure whether you are an Investment Person.

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                                                                     APPENDIX II

                             OCC ACCUMULATION TRUST
                             OCC CASH RESERVES, INC.

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS



      In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.


(1)   Name of employee:
                                                     ---------------------------

(2)   If different than #1, name of the person
      in whose name the account is held:
                                                     ---------------------------

(3)   Relationship of (2) to (1):
                                                     ---------------------------

(4)   Broker(s) at which Account is maintained:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

(5)      Account Number(s):
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

(6)      Telephone number(s) of Broker:
                                                     ---------------------------

                                                     ---------------------------

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(7)   For each account, attach your most recent account statement listing
      Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

         Name of Security        Quantity            Value               Custodian
1.
      ----------------------    -----------       -----------       -------------------

2.
      ----------------------    -----------       -----------       -------------------

3.
      ----------------------    -----------       -----------       -------------------

4.
      ----------------------    -----------       -----------       -------------------

5.
      ----------------------    -----------       -----------       -------------------

(Attach separate sheet if necessary.)


      I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.



                                           ------------------------------
                                           Employee Signature



                                           ------------------------------
                                           Print Name


Dated:
       -------------------

OCC ACCUMULATION TRUST AND OCC CASH RESERVES, INC.                  APPENDIX III

PERSONAL SECURITIES TRANSACTIONS/BROKERAGE ACCOUNT REPORT
                                            QUARTER ENDED:
                                                            -----------------


You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

     -----------------------------------------------------------------------------------------------------------------------
                  NAME                         BROKER                   ACCOUNT NUMBER          DATE ACCOUNT OPENED
     -----------------------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

 -----------------------------------------------------------------------------------------------------------------------------------
    SECURITY'S NAME*         TRANSACTION DATE         BUY OR SELL?       NO. OF SHARES     PRICE PER SHARE      BROKER'S NAME
 -----------------------------------------------------------------------------------------------------------------------------------
 -----------------------------------------------------------------------------------------------------------------------------------

 -----------------------------------------------------------------------------------------------------------------------------------

 -----------------------------------------------------------------------------------------------------------------------------------

 -----------------------------------------------------------------------------------------------------------------------------------

* Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Code of Ethics).


Print Name:                                    Signature:
            -------------------------------               ----------------------

Date:
      --------------------

RETURN TO:  Joseph DiBartolo. - OpCap Advisors, 1345 Avenue of the Americas,
            New York, NY 10105

                                                          APPENDIX III (cont'd.)
EXEMPT SECURITIES include:

1.  Direct obligations issued by the Government of the United States.

2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

3.  Shares of registered open-end investment companies.

EXEMPT TRANSACTIONS include:

1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control.

2.  Purchases of Securities under dividend reinvestment plans.

3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities PRO RATA.

4. Acquisition or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation or spin-off.

5. Subject to the restrictions on participation in private placements set forth in the Code of Ethics under PRIVATE PLACEMENTS, acquisitions or disposition of Securities of a PRIVATE ISSUER.

6. Subject to the provisions set forth in the Code of Ethics under EXEMPT TRANSACTIONS, any transaction in Securities (other than Exempt Securities) by a Trustee of the Funds who is not an "interested person" of the Trust.

7. Classes of transactions as may be exempted from time to time by the Compliance Committee.


PLEASE REVIEW THE CODE OF ETHICS FOR FURTHER DETAILS ON BENEFICIAL OWNERSHIP OF SECURITIES AND OTHER EXEMPTIONS. IF YOU HAVE ADDITIONAL QUESTIONS, PLEASE CONTACT YOUR COMPLIANCE OFFICER.

                                                                     APPENDIX IV



                             OCC ACCUMULATION TRUST
                             OCC CASH RESERVES, INC.

                          ACKNOWLEDGMENT CERTIFICATION





      I hereby certify that I have read and understand the OCC Accumulation Trust and OCC Cash Reserves, Inc. Code of Ethics dated June 1, 2000. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.





Date:
      ------------------------                   -------------------------------
                                                 Signature



                                                 -------------------------------
                                                 Print Name

                                                                      APPENDIX V



                             OCC ACCUMULATION TRUST
                             OCC CASH RESERVES, INC.

                       ANNUAL CERTIFICATION OF COMPLIANCE



      I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.





Date:
      ------------------------                   -------------------------------
                                                 Signature



                                                 -------------------------------
                                                 Print Name

                                                                     APPENDIX VI

                                   DEFINITIONS

   1.  For the purposes hereof, "INVESTMENT PERSON" means:

         (i) any employee of the Trust or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to the Trust or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund of the Trust, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

         (ii) any natural person who controls (as defined in Section 2(a)(9) of the Act) the Trust or investment adviser or sub-adviser and who obtains information concerning recommendations made to any Fund of the Trust regarding the purchase or sale of securities by any Fund of the Trust.

                                   *    *    *

   2. For the purposes hereof, "DISINTERESTED TRUSTEE" means a Trustee who is not an "interested person" (as defined by Section 2(a)(19 of the Act, which definition is set forth below) of the Trust and who would be required to provide the initial, quarterly and annual reports described in the Code solely by reason of being a Trustee of the Trust.

                                   *    *    *

   3.  "INTERESTED PERSON" of another person means:

       (A) when used with respect to an investment company -

             (i)  any affiliated person of such company;
            (ii) any member of the immediate family of any natural person who is an affiliated person of such company;
           (iii) any interested person of any investment adviser of or principal underwriter for such company;
            (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company;
             (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; and
            (vi) any natural person whom the Securities and Exchange Commission (the "Commission") by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company.

      Provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

      (B) when used with respect to an investment adviser of or principal underwriter for any investment company -

             (i) any affiliated person of such investment adviser or principal underwriter;
            (ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter;
           (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter;
            (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter;
             (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; and
            (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years old such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

      For the purposes hereof, "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) and (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.